UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2008

Date of Report (Date of earliest event reported):

Commission File Number: 2-78335-NY

-----------------------------------

Providential Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                    90-0114535

(State or other jurisdiction of                                                                      (I.R.S. Employer

 incorporation or organization)                                                                      Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5450

(Issuer's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2007, Providential Energy Corp., a subsidiary of Providential Holdings, Inc. (“Providential” or the “Company”), entered into a Principle Business Cooperation Agreement with Center of Credit & Investment Cooperation LTD, a Russian Federation corporation (“CCIC”), which is a conglomerate engaged in various business activities including, but not limited to, infrastructure, construction, energy, mining, information technology, and real estate development.  Pursuant to the terms of the Agreement, Providential and CCIC have agreed to cooperate in funding, building, owning, trading and operating certain businesses in Russia, United States and other regions of the world and share in the benefits of these business operations.  Providential and CCIC initially agree to cooperate in the following projects:

 Commodity Trading Business:  CCIC and PHI shall cooperate to form a joint-venture company, namely RANCOR TRADING GROUP  (“RTG”) or any other name acceptable to both parties, to jointly fund, develop a trading platform for metal, chemical and oil based products listed on all major commodity market boards, engage in client base (oil products) resourcing to secure long term contracts directly with end user entities, private or governmental agencies in China, Japan, Germany, Romania, Vietnam, USA and Spain, secure and employ licensed traders/, associate, register & form alliances with any or all related companies or government institutions associated with trading of commodities. It is anticipated that CCIC and its affiliates will contribute a maximum of 49% of the equity investment towards RTG and retain a maximum of 49% of ownership in RTG and PHI will contribute a minimum of 51% of the equity investment towards RTG and retain a minimum of 51% of ownership in RTG, respectively;

Refinery Construction & LNG Terminal:  CCIC and PHI shall cooperate to form a joint-venture company, namely RANCOR ENERGY (“RCE”) or any other name acceptable to both parties, to jointly fund, build, own, and operate a refinery plant and LNG terminals in the Russian Federation. It is anticipated that CCIC and its affiliates will contribute a maximum of 70% of the equity investment towards RCE and retain a maximum of 70% of ownership in RCE and PHI will contribute a minimum of 30% of the equity investment towards RCE and retain a minimum of 30% of ownership in RCE, respectively;

Asset Placement: CCIC and PHI shall cooperate to form a joint-venture company, namely Center of Credit & Investment Cooperation Subsidiary (“CCICS”) or any other name acceptable to both parties, to jointly fund, and establish an Energy Fund, establish financial liquidity for the Europium asset owned by CCIC estimated at one (1) billion Euro market value, organize financial structure to operate the liquidity on a global structure with tax free options. It is anticipated that CCIC and its affiliates will contribute a maximum of 90% of the equity investment towards CCICS and retain a maximum of 90% of ownership in CCICS and PHI will contribute a minimum of 10% of the equity investment towards CCICS and retain a minimum of 10% of ownership in CCICS, respectively;

Other business opportunities. CCIC and PHI shall cooperate in other business opportunities as the Parties deem appropriate. The required funding contributions and future benefits pertaining to each of these businesses will be mutually determined by both parties at the appropriate time.

CCIC and PHI have also agreed to shall enter into a separate agreement detailing the terms and conditions agreeable to both parties pertaining to each of the projects mentioned herein.

Item 9.01

 Financial Statements and Exhibits

Exhibit 10.44   -    Principle Business Cooperation Agreement between Providential Holdings, Inc. and Center of Credity & Investment Cooperation LTD, a Russian Federation corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2008

PROVIDENTIAL HOLDINGS, INC.

/s/ Henry Fahman

     Henry Fahman,

     Chairman and CEO